Poseida Therapeutics, Inc.
Stock Option Grant Notice – NON-U.S.
(2020 Equity Incentive Plan)

Poseida Therapeutics, Inc. (the “Company”), pursuant to its 2020 Equity Incentive Plan (the “Plan”), has granted to Optionholder an option to purchase the number of shares of the Common Stock set forth below (the “Option”). The Option is subject to all of the terms and conditions as set forth herein and in the Plan, the Stock Option Agreement (the definition of which shall include any special terms and conditions for the Optionholder’s country of residence and/or work set forth in the appendix attached hereto (the “Appendix”)) and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Stock Option Agreement shall have the meanings set forth in the Plan or the Stock Option Agreement, as applicable. In the event of any conflict between the terms in the Option and the Plan, the terms of the Plan will control except as expressly overridden or amended in the Stock Option Agreement.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares of Common Stock Subject to Option:
Exercise Price (Per Share) (US$):
Total Exercise Price (US$):
Expiration Date:

Type of Grant: Nonstatutory Stock Option

Exercise and

Vesting Schedule: Subject to the Optionholder’s Continuous Service through each applicable vesting date, the Option will vest as follows:

[1/8th of the shares vest and become exercisable on the six month anniversary of the Vesting Commencement Date; the balance of the shares vest and become exercisable in a series of forty-two (42) successive equal monthly installments measured from the six month anniversary of the Vesting Commencement Date on the same date of the month as the Vesting Commencement Date.]

Optionholder Acknowledgements: By Optionholder’s signature below or by electronic acceptance or authentication in a form authorized by the Company, Optionholder understands and agrees that the Option is governed by this Stock Option Grant Notice, and the provisions of the Plan and the Stock Option Agreement and the Notice of Exercise, all of which are made a part of this document. By accepting this Option, Optionholder consents to receive this Grant Notice, the Stock Option Agreement, the Plan, the Prospectus and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. Optionholder represents that he or she has read and is familiar with the provisions of the Plan, the Stock Option Agreement and the Prospectus, a copy of which has been separately provided to Optionholder. Optionholder acknowledges and agrees that this Grant Notice and the Stock Option Agreement (together, the “Option Agreement”) may not be modified, amended or revised except in a writing signed by Optionholder and a duly authorized officer of the Company. Optionholder further acknowledges that in the event of any conflict between the provisions in this Grant Notice, the Option Agreement, the Notice of Exercise, or the Prospectus and the terms of the Plan, the terms of the Plan shall

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control except as expressly overridden or amended in the Option Agreement. Optionholder further acknowledges that the Option Agreement sets forth the entire understanding between Optionholder and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of other equity awards previously granted to Optionholder and any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and Optionholder in each case that specifies the terms that should govern this Option.

Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Poseida Therapeutics, Inc. By: ___________________________________ Signature Title: _________________________________ Date: _________________________________	Optionholder: _______________________________________ Signature Date: __________________________________

Attachments: Stock Option Agreement – Non-U.S. (including the Appendix), 2020 Equity Incentive Plan, Notice of Exercise – Non-U.S.

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Attachment I

Stock Option Agreement – Non-U.S.

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Poseida Therapeutics, Inc.
2020 Equity Incentive Plan

Stock Option Agreement – Non-U.S.

As reflected by your Stock Option Grant Notice (“Grant Notice”) Poseida Therapeutics, Inc. (the “Company”) has granted you an option under its 2020 Equity Incentive Plan (the “Plan”) to purchase a number of shares of Common Stock at the exercise price indicated in your Grant Notice (the “Option”). Capitalized terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan shall have the meanings set forth in the Grant Notice or Plan, as applicable. The terms of your Option as specified in the Grant Notice and this Stock Option Agreement constitute your Option Agreement (the definition of which shall include any special terms and conditions for your country of residence and/or work set forth in the appendix attached hereto (the “Appendix”)).

The general terms and conditions applicable to your Option are as follows:

1.
Governing Plan Document. Your Option is subject to all the provisions of the Plan, including but not limited to the provisions in:
(a)
Section 6 regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Corporate Transaction on your Option;
(b)
Section 9(e) regarding the Company’s retained rights to terminate your Continuous Service notwithstanding the grant of the Option; and
(c)
Section 8(c) regarding the tax consequences of your Option.

Your Option is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the Option Agreement and the provisions of the Plan, the provisions of the Plan shall control, except as expressly overridden or amended in this Option Agreement.

2.
Exercise.
(a)
You may generally exercise the vested portion of your Option for whole shares of Common Stock at any time during its term by delivery of payment of the exercise price and applicable withholding taxes and other required documentation to the Plan Administrator in accordance with the exercise procedures established by the Plan Administrator, which may include an electronic submission. Please review Sections 4(i), 4(j) and 7(b)(v) of the Plan, which may restrict or prohibit your ability to exercise your Option during certain periods.
(b)
To the extent permitted by Applicable Law, you may pay your Option exercise price as follows:
(i)
cash, check, bank draft or money order;
(ii)
subject to Company and/or Committee consent at the time of exercise, pursuant to a “cashless exercise” program as further described in Section 4(c)(ii) of the Plan if at the time of exercise the Common Stock is publicly traded;

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(iii)
subject to Company and/or Committee consent at the time of exercise, by delivery of previously owned shares of Common Stock as further described in Section 4(c)(iii) of the Plan; or
(iv)
subject to Company and/or Committee consent at the time of exercise, by a “net exercise” arrangement as further described in Section 4(c)(iv) of the Plan.
(c)
By accepting your Option, you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rules or regulation (the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this Section 2(c). The underwriters of the Company’s stock are intended third party beneficiaries of this Section 2(c) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
3.
Term. You may not exercise your Option before the commencement of its term or after its term expires. The term of your Option commences on the Date of Grant and expires upon the earliest of the following:
(a)
immediately upon the termination of your Continuous Service for Cause;
(b)
three months after the termination of your Continuous Service for any reason other than Cause, Disability or death;
(c)
12 months after the termination of your Continuous Service due to your Disability;
(d)
18 months after your death if you die during your Continuous Service;
(e)
immediately upon a Corporate Transaction if the Board has determined that the Option will terminate in connection with a Corporate Transaction,
(f)
the Expiration Date indicated in your Grant Notice; or
(g)
the day before the 10th anniversary of the Date of Grant.

Notwithstanding the foregoing, if you die during the period provided in Section 3(b) or 3(c) above, the term of your Option shall not expire until the earlier of (i) eighteen months after your death, (ii) upon any termination of the Option in connection with a Corporate Transaction, (iii) the Expiration Date indicated in your Grant Notice, or (iv) the day before the tenth anniversary of the Date of Grant. Additionally, the Post-Termination Exercise Period of your Option may be extended as provided in Section 4(i) of the Plan.

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4.
Withholding Obligations. As further provided in Section 8 of the Plan: (a) you may not exercise your Option unless the applicable tax and social security withholding obligations are satisfied, and (b) at the time you exercise your Option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax and social security withholding obligations, if any, which arise in connection with the exercise of your Option in accordance with the withholding procedures established by the Company or an Affiliate (or your employer, if different). Accordingly, you may not be able to exercise your Option even though the Option is vested, and the Company shall have no obligation to issue shares of Common Stock subject to your Option, unless and until such obligations are satisfied. In the event that the amount of the Company’s or an Affiliate’s (or your employer’s, if different) withholding obligation in connection with your Option was greater than the amount actually withheld by the Company, you agree to indemnify and hold the Company or an Affiliate (or your employer, if different) harmless from any failure by the Company or an Affiliate (or your employer, if different) to withhold the proper amount.
5.
Transferability. Notwithstanding anything to the contrary in the Plan, your Option is not transferable, except to your personal representative on your death, and is exercisable during your life only by you or your personal representative after your death.
6.
Corporate Transaction. Your Option is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.
7.
No Liability for Taxes. As a condition to accepting the Option, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax and social security liabilities arising from the Option or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax and social security consequences of the Option and have either done so or knowingly and voluntarily declined to do so. Additionally, if you are subject to taxation in the United States, you acknowledge that the Option is exempt from Section 409A only if the exercise price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service (or, if applicable, any foreign taxing authority) and there is no other impermissible deferral of compensation associated with the Option. Additionally, as a condition to accepting the Option, you agree not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service (or, if applicable, any foreign taxing authority).
8.
Severability. If any part of this Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
9.
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your

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acquisition or sale of the underlying shares of Common Stock. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action.
10.
Data Privacy.
(a)
To the extent that the processing of your personal data by the Company or its Affiliates under and/or in connection with this Option Agreement falls within the territorial scope of (i) Regulation (EU) 2016/679 of the European Parliament and of the Council of 27th April 2016 (the “EU GDPR”), (ii) the EU GDPR as it forms part of UK law by virtue of section 3 of the European Union (Withdrawal) Act 2018, as amended (the “UK GDPR”), and/or (iii) equivalent legislation and/or legislation implementing and/or supplementing the EU GDPR or UK GDPR in any member state of the European Economic Area or the UK or Switzerland, Company and/or its Affiliates will carry out such processing in accordance with their EEA/UK privacy notice from time to time in force, the latest version of which has been provided to you.
(b)
Except where (a) above applies, you explicitly and unambiguously acknowledge and consent to the collection, use, transfer and other processing of your personal data as described in this paragraph (b) by the Company and its Affiliates for the purpose of implementing, administering and managing your participation in the Plan. You understand that the Company and its Affiliates hold certain personal data about you, including, but not limited to, your name, home address, telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held by you in the Company, details of all options or any other entitlement to shares of Common Stock awarded, cancelled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan. You understand that this personal data may be transferred to any third parties assisting in the implementation, administration and management of the Plan.
11.
Language. You acknowledge that you are sufficiently proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Option Agreement. If you have received this Option Agreement, or any other document related to your Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
12.
Foreign Asset/Account, Exchange Control and Tax Reporting. You may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of shares of Common Stock or cash (including dividends and the proceeds arising from the sale of shares of Common Stock) derived from your participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside your country of residence. The applicable laws in your country of residence may require that you report such accounts, assets and balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. You may also be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country of residence through a designated bank or broker within a certain time after receipt. You acknowledge that it is your responsibility to be compliant with such regulations and you are encouraged to consult with your personal legal advisor for any details.
13.
Applicable Law. In the event applicable laws prevent or hinder the consummation of the actions and transactions contemplated in this Option Agreement or the Plan, the Company may in its sole discretion agree to vary the terms of the Plan and/or this Option Agreement so that you receive substantially the same economic result as contemplated herein, such as through a cashless sell to cover

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exercise (provided that at the time of exercise the shares of Common Stock are publicly traded or otherwise liquid), a cash bonus or phantom stock.
14.
Appendix. Notwithstanding any provisions in this Option Agreement, your Option shall be subject to the special terms and conditions for your country of residence and/or work set forth in Appendix attached to this Option Agreement which, where applicable, shall prevail in the event of conflict between such terms and conditions and the terms of this Option Agreement, Grant Notice, and/or the Plan. Moreover, if you relocate to one of the countries included therein, the terms and conditions for such country will apply to you to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix constitutes part of this Option Agreement.
15.
Choice of Law. The provisions of the Plan relating to choice of law shall apply to this Option Agreement and the Option.
16.
Other Documents. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Trading Policy.
17.
Questions. If you have questions regarding these or any other terms and conditions applicable to your Option, including a summary of the applicable federal income tax consequences please see the Prospectus. You can request a paper copy of the Prospectus from the Plan Administrator.

* * * *

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APPENDIX TO OPTION AGREEMENT

This Appendix includes special terms and conditions that govern the Option granted to you under the Plan if you reside and/or work in one of the countries listed below.

The information contained herein is general in nature and may not apply to your particular situation, and you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation. If you are a citizen or resident of a country other than the one in which you are currently working and/or residing, transfer employment and/or residency to another country after the Date of Grant, are a consultant, change employment status to a consultant position, or are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to you. References to your employer shall include any entity that engages your services.

Australia

Breach of Law. Notwithstanding anything else in the Plan or this Option Agreement, you will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Australian Corporations Act 2001 (Cth) (“Corporations Act”), any other provision of the Corporations Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Company is under no obligation to seek or obtain the approval of its shareholders in general meeting for the purpose of overcoming any such limitation or restriction.

Securities Law Information. The grant of the Option, and any subsequent issue of shares of the Company’s Common Stock, is made without disclosure under the Corporations Act in accordance with the relief provided by, and the requirements of, Division 1A of Part 7.12 of the Corporations Act. You may accept the offer in accordance with the application process set out in the Grant Notice but notwithstanding your acceptance, the Option will not be granted to you until at least 14 days after your receipt of the Grant Notice and this Option Agreement (including all of the attachments thereto).

Advice. Any advice given to you by the Company, or a related body corporate of the Company, or a representative of the Company or any such related body corporate, in relation to the Option, should not be considered as investment advice and does not take into account your objectives, financial situation, or needs.

Australian law requires persons who offer financial products to give information to investors before they invest. This requires those offering financial products to have disclosed information that is material for investors to make an informed decision. Those rules do not apply to this offer because it is made in accordance with the relief provided by, and the requirements of, Division 1A of Part 7.12 of the Corporations Act. As a result, you may not be given all of the information normally expected when receiving an offer of financial products in Australia.

You should consider obtaining your own financial product advice with respect to the offer of the Option.

Poseida Therapeutics, Inc. 2020 Equity Incentive Plan. A copy of the rules of the Plan that governs the Option, and the future exercise of the Option, is attached to this Option Agreement as Attachment II.

Market price of Company’s shares of Common Stock. A Participant may obtain the current market price of the Company’s shares of Common Stock by going to the website of NASDAQ and inserting the

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Company’s ticker code “PSTX” or by going to the Company’s website at www.poseida.com and clicking on the “Investors and Media” page and selecting “Stock Quote & Chart”.

Risks. There are risks associated with the Company and a number of general risks associated with an investment in the Option and the underlying shares of the Company’s Common Stock. These risks may individually or in combination materially and adversely affect the future operating and financial performance of the Company and, accordingly, the value of shares of the Company’s Common Stock. There can be no guarantee that the Company will achieve its stated objectives. Before agreeing to participate in the Plan, you should be satisfied that you have a sufficient understanding of the risks involved in making an investment in the Company and whether it is a suitable investment, having regard to your objectives, financial situation, and needs.

The Option will only vest on the satisfaction of the conditions (if any) set out in the enclosed Grant Notice and the issue to you of the shares of the Company’s Common Stock is subject to the terms of this Grant Notice, Option Agreement and the Plan. There is a chance that any conditions attaching to the Option may never be fulfilled and that the Option will not vest. Further, the Company cannot guarantee that at the time the Option vests the price of the Company’s shares of Common Stock will be above the exercise price per share for the Option, or that any of the Company’s shares of Common Stock issued on exercise of the Option will have a value above the exercise price per share of the Option. The price for the Company’s shares of Common Stock is subject to fluctuations and may rise or fall.

Further risks and rights with respect to holding the Option are set out in this Grant Notice, Option Agreement and the Plan.

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. You understand that the Australian bank assisting with the transaction may file the report on your behalf. If there is no Australian bank involved in the transfer, you will be required to file the report. You should consult with your personal advisor to ensure proper compliance with applicable reporting requirements in Australia.

Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in that Act).

Data Privacy. Section 10(b) is deleted and replaced with the following:

“Except where (a) above applies, you explicitly and unambiguously consent to the collection, holding, use and disclosure, in electronic or other form, of your personal information (as that term is defined in the Privacy Act 1988 (Cth)) as described in this document by and among, as applicable, your employer, the Company and its Affiliates for the purpose of implementing, administering and managing your participation in the Plan. You understand that the Company, its Affiliates and your employer hold certain personal data about you, including, but not limited to, your name, home address, telephone number, email address, date of birth, tax file number (or other identification number), salary, nationality, job title, any shares of stock or directorships held by you in the Company, details of all options or any other entitlement to shares of stock awarded, cancelled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan. The collection of this personal data may be required for compliance with various legislation, including the Corporations Act 2001 (Cth) and applicable taxation legislation. You understand that this personal data may be transferred to any third parties assisting in the implementation, administration and management of the Plan. You acknowledge that further information on how your employer, the Company and its Affiliates

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collect, hold, use and disclose your personal data and other personal information (and how you can access, correct or complain about the handling of that personal data or other personal information by your employer, the Company and its Affiliates) can be found in the privacy policies of your employer, the Company and its Affiliates (as applicable).”

Disposal Restriction. Notwithstanding anything else in the Plan or this Option Agreement, you may not sell, transfer, assign, pledge or otherwise encumber, deal with, make over or part with your Option (whether legally or beneficially), either voluntarily or by operation of law, except on your death, and, during your life, your Option will be exercisable only by you.

Withholding. Section 4(b) is deleted and replaced with the following:

“The Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your Option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax and social security required to be withheld by law, and any adverse consequences to you arising in connection with such share withholding procedure will be your sole responsibility.”

Germany

Securities Disclaimer. The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Germany.

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In case of payments in connection with securities (including proceeds realized upon the sale of shares of Common Stock or the receipt of dividends), the report must be made by the 5th day of the month following the month in which the payment was received. In the event that you make or receive a payment in excess of this amount, you are required to report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de) in both German and English. You are responsible for making this report.

Term. Section 3. (a) of the Option Agreement shall be amended as follows:

“3. Term. You may not exercise your Option before the commencement of its term or after its term expires. The term of your Option commences on the Date of Grant and expires upon the earliest of the following:

(a)
immediately upon the termination of your Continuous Service for Cause; this does not apply in case termination of your Continuous Service does not comply with the principle of good faith. In such case, provisions set forth under the following Section 3(b) of this Option Agreement shall apply accordingly.

(…).”

Tax Reporting. If you hold the shares of Common Stock as business assets e. g. as independent contractor, any spread between the exercise price of the option and the Fair Market Value of the shares at that time qualify as a benefit in kind subject to tax as part of your business income to be included in your annual tax return. The same is true for a capital gain derived by a subsequent sale of the shares.

If you hold the shares of Common Stock as private assets you must report and pay any capital gains tax liability that arises in connection with the sale of shares acquired under the Plan.

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In general, the statutory deadline of filing annual income tax returns for taxpayers is 31 July of the calendar year following the respective fiscal year. Payment periods of due tax amounts are determined in view of the competent tax office. You should consult with your personal tax advisor to ensure that you are properly complying with applicable reporting requirements in Germany.

This Option Agreement will be deemed to be signed by you upon your signing of the Stock Option Grant Notice to which it is attached.

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Attachment II

2020 Equity Incentive Plan

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Attachment III

Notice of Exercise – Non-U.S.

Poseida Therapeutics, Inc.

(2020 Equity Incentive Plan)

Notice of Exercise – Non-U.S.

Poseida Therapeutics, Inc.

9390 Towne Centre Drive, Suite 200

San Diego, CA 92121

Date of Exercise: _______________

This constitutes notice to Poseida Therapeutics, Inc. (the “Company”) that I elect to purchase the below number of shares of Common Stock of the Company (the “Shares”) by exercising my Option for the price set forth below. Capitalized terms not explicitly defined in this Notice of Exercise but defined in the Grant Notice, Option Agreement, Appendix or 2020 Equity Incentive Plan (the “Plan”) shall have the meanings set forth in the Grant Notice, Option Agreement or Plan, as applicable. Use of certain payment methods is subject to Company and/or Committee consent and certain additional requirements set forth in the Option Agreement and the Plan.

Type of option:	Nonstatutory
Date of Grant:	_______________
Number of Shares as to which Option is exercised:	_______________
Certificates to be issued in name of:	_______________
Total exercise price:	US$______________
Cash, check, bank draft or money order delivered herewith:	US$______________
Value of ________ Shares delivered herewith:	US$______________
Regulation T Program (cashless exercise)	US$_____________
Value of _______ Shares pursuant to net exercise:	US$_____________

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By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Plan, Stock Option Grant Notice, Stock Option Agreement and Appendix thereto, and (ii) to satisfy the tax and social security withholding obligations, if any, relating to the exercise of this Option as set forth in the Option Agreement

I further agree that I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company that I hold, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rules or regulation (the “Lock-Up Period”); provided, however, that nothing contained in this paragraph will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. I further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. I further agree that in order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to shares of Common Stock that I hold until the end of such period. I also agree that any transferee of any shares of Common Stock (or other securities) of the Company that I hold will be bound by this paragraph. The underwriters of the Company’s stock are intended third party beneficiaries of this paragraph and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

Very truly yours,

______________________________________

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